UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

O2 SECURE WIRELESS, INC.

(Name of small business issuer in its charter)

Georgia	45-0526044
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3300 Holcomb Bridge Rd., Suite 226 Norcross, Georgia 30092
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-124903

Securities to be registered pursuant to Section 12(g) of the Act: None

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Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, no par value per share, of O2 Secure Wireless, Inc., a Georgia corporation ("Registrant") is contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-124903), and is incorporated herein by reference in this registration statement.

Item 2. Exhibits

Exhibit Number	Description and Incorporation by Reference
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 of the Registrant (File No. 333-124903))
3.2	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 of the Registrant (File No. 333-124903))
3.3	By-Laws of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 of the Registrant (File No. 333-124903))
4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 of the Registrant (File No. 333-124903))

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

O2 Secure Wireless Incorporated
Dated: April 20, 2006	/s/ T. Scott Conley
T. Scott Conley, Chief Executive Officer

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